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                                                            Exhibit A

                            STOCKHOLDERS AGREEMENT

     STOCKHOLDERS AGREEMENT, dated as of March 19, 2000, between Wesley Jessen VisionCare, Inc., a Delaware corporation ("Parent"), Ocular Sciences, Inc., a
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Delaware corporation (the "Company") and John D. Fruth ("Stockholder").
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Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Merger Agreement (as defined below).

     WHEREAS, Parent, OSI Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub") and the Company, propose to enter into
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an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"), providing for the merger of
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Merger Sub with and into the Company (the "Merger");
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     WHEREAS, Stockholder is the record and beneficial owner of the number of shares of common stock, par value $0.001 per share, of the Company (the "Company
                                                                         -------
Common Stock") set forth opposite Stockholder's name on Schedule A hereto; such
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securities, as they may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, together with securities that may be acquired after the date hereof by Stockholder, including Company Common Stock issuable upon the exercise of options to purchase Company Common Stock (as the same may be adjusted as aforesaid), being collectively referred to herein as the "Securities"; and
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     WHEREAS, as a condition to their willingness to enter into the Merger
Agreement, Parent and Merger Sub have requested that Stockholder enter into this Agreement.

     NOW, THEREFORE, to induce Parent and Merger Sub to enter into, and in consideration of them entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.   Covenants of Stockholder.  Stockholder agrees as follows:
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     a.   Stockholder shall not, except as contemplated by the terms of this
          Agreement, (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any agreement, option or other arrangement (including any profit sharing arrangement) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, the Securities to any Person; (ii) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Securities; or (iii) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby; provided, however, that Stockholder may transfer
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          all or any part of his Securities to any Person, if the recipient of the Securities agrees in advance
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          in writing delivered to Parent to be bound by this Agreement and the transfer is otherwise permitted by the Stockholder's Affiliate Agreement.

     b. Subject to Section 9 hereof, except as specifically provided in the Merger Agreement, until the Merger is consummated or the Merger Agreement is terminated, Stockholder shall not, nor shall Stockholder permit any investment banker, financial adviser, attorney, accountant or other representative or agent acting on behalf of or at the direction of Stockholder (a "Stockholder Representative") to, directly
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          or indirectly (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed or reasonably likely to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined in the Merger Agreement) or (ii) participate in any discussions or negotiations regarding any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by a Stockholder Representative shall be deemed to be a violation of this Section 1(b) by Stockholder.

     c. At any meeting of the stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought from the stockholders of the Company, Stockholder shall vote (or cause to be voted) Stockholder's Securities in favor of approving the Merger, the adoption of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement and the calling of a special meeting of the stockholders of the Company to consider any of the foregoing.

2.   Grant of Irrevocable Proxy Coupled with an Interest; Appointment of Proxy.
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     a.   Stockholder hereby irrevocably grants to, and appoints, any individual who shall be designated in writing by Parent, and each of them, Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote Stockholder's Securities, or grant a consent or approval in respect of such Securities, at any meeting of the stockholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement and the calling of a special meeting of the stockholders of the Company to consider any of the foregoing.

     b. Stockholder represents that any proxies heretofore given in respect of Stockholder's Securities are not irrevocable, and that any such proxies are hereby revoked.

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     c.   Stockholder hereby affirms that the proxy set forth in this Section 2 is coupled with an interest and is irrevocable until the time set forth in the last sentence of this Section. Stockholder hereby further affirms that such irrevocable proxy is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby ratifies and confirms all that the individual voting such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of
          Section 212(e) of the Delaware General Corporation Law. Such irrevocable proxy shall be valid until the termination of this Agreement in accordance with its terms.

3.   Representations and Warranties of Stockholder.  Stockholder hereby
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     represents and warrants to Parent as follows:

     a.   Authorization.  Stockholder has the legal capacity to execute, deliver
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          and perform this Agreement.  This Agreement constitutes a valid and binding obligation of Stockholder enforceable against Stockholder in accordance with its terms, subject to customary bankruptcy-related exceptions. If Stockholder is married and the Securities constitute community property under applicable law, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, Stockholder's spouse enforceable against such spouse in accordance with its terms.

     b.   No Conflict.  The execution, delivery and performance by Stockholder
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          of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) result in any breach or violation of or be in conflict with or constitute a default under any law or agreement or arrangement to which Stockholder is a party or by which Stockholder is bound, (ii) require any filing by Stockholder with or authorization by any governmental entity (other than any filings required by Sections 13 and 16 of the Securities Exchange Act of 1934) or (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of a loss of any benefit to which Stockholder is entitled under any provision of any agreement or other instrument binding on Stockholder.

     c.   Ownership of Securities.  Stockholder's Securities and the
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          certificates representing such Securities are now held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, and Stockholder has good and marketable title to such Securities, free and clear of any (i) liens, proxies, voting trusts or agreements, understandings or arrangements and (ii) pledges, restrictions, charges or other adverse claims of any kind or nature.

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     d.   Merger Agreement.  Stockholder understands and acknowledges that
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          Parent and Merger Sub are entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement.

4.   Further Assurances.  Stockholder will, from time to time, execute and
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     deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote Stockholder's Securities as contemplated by Section 2.

5.   Assignment: Binding Effect.  Except as set forth herein, neither this
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     Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided that (i) Parent may assign any of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent and
     (ii) Merger Sub may assign any of its rights, interests and obligations hereunder to any domestic subsidiary of Parent that may be substituted for Merger Sub under the Merger Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

6.   Termination.  This Agreement, and all rights and obligations of the parties
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     hereunder, shall terminate upon the earliest to occur of (i) the Effective
     Time, (ii) the termination of the Merger Agreement in accordance with its terms or (iii) a Change in the OSI Recommendation as a result of a Superior Proposal. Nothing in this Section 6 shall relieve any party from liability for willful breach of this Agreement.

7.   Stop Transfer.  The Company agrees with, and covenants to, Parent that the
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     Company shall not register the transfer of any certificate representing
     Stockholder's Securities unless such transfer is made in accordance with the terms of this Agreement. In furtherance of this Agreement, the Company shall (and Stockholder authorizes the Company to) notify the Company's transfer agent that there is a stop transfer order with respect to the Securities (and that this Agreement places limits on the transfer of the Securities).

8.   General Provisions.
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     a.   Amendments.  This Agreement may not be amended except by an instrument
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          in writing signed by each of the parties hereto.

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     b.   Notice.  All notices, demands or other communications to be given or
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          delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, one day after being sent to the recipient by reputable overnight courier service (charges prepaid), upon machine-generated acknowledgment after transmittal by facsimile or five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to Stockholder at the address set forth on Schedule A and to Parent and the Company
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          at the address indicated below:

          i.   if to Parent, to:
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               Wesley Jessen VisionCare, Inc.
               333 East Howard Avenue
               Des Plaines, Illinois 60018-5903
               Fax:   (847) 294-3434
               Attn:  President

               with a copy to:

               Kirkland & Ellis                     Sweeney, Lev & Blinkoff
               200 E. Randolph Drive                400 Bloomfield Avenue, #200
               Chicago, Illinois 60601              Montclair, New Jersey 07042
               Fax:  (312) 861-2200                 Fax: (973) 509-1074
               Attn:  Dennis M. Myers, Esq.         Attn: Gerald Sweeney, Esq.

          ii.  if to the Company, to:
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               Ocular Sciences, Inc.
               475 Eccles Avenue
               South San Francisco, California 94080
               Fax:  (650) 583-1108
               Attn: Chairman of the Board

               With a copy to:

               Pillsbury Madison & Sutro
               50 Fremont Street
               San Francisco, California 94105
               Fax: (415) 983-1200
               Attn: Nathaniel M. Cartmell III, Esq.

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          or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     c.   Interpretation.  When a reference is made in this Agreement to a
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          Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     d.   Severability.  Whenever possible, each provision of this Agreement
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          shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     e.   Counterparts.  This Agreement may be executed in two or more
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          counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same agreement.

     f.   Entire Agreement: No Third-party Beneficiaries.  This Agreement
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          (including the documents and instruments referred to herein) (i)
          constitutes the entire agreement and supercedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     g.   Governing Law.  This Agreement shall be governed and construed in
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          accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

9.   Stockholder Capacity.  Stockholder signs solely in his capacity as the
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     record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, Stockholder's Securities and nothing herein shall limit or affect any actions taken by Stockholder in his capacity as an officer or director, if applicable, of the Company to the extent specifically permitted by the Merger Agreement.

10.  Enforcement.  The parties agree that irreparable damage would occur in the
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     event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in a court of the United States. This being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim

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     or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              WESLEY JESSEN VISIONCARE, INC.

                              By:   /s/   Edward J. Kelley
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                                          Edward J. Kelley
                                          Chief Financial Officer

                              OCULAR SCIENCES, INC.

                              By:     /s/  John D. Fruth
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                                           John D. Fruth
                                           Chairman


                                      /s/    John D. Fruth
                                   -----------------------------------
                                             John D. Fruth

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                                   SCHEDULE A


     Name and Address                         No. of Shares
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     John D. Fruth                            5,016,665
     c/o Ocular Sciences, Inc.
     475 Eccles Avenue
     South San Francisco, CA 94080
     Fax: (650) 583-1108